UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2013

Premier Exhibitions, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	000-24452	20-1424922
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia		30326
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code    (404) 842-2600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 21, 2013, Premier Exhibitions, Inc. (the “Company”) entered into agreements to modify its two exhibition tour agreements with Dalian Hoffen Biotechnique Co. Ltd. (“Dalian Hoffen”), in connection with the Company’s settlement of its litigation against Dalian Hoffen and related entities. On February 24, 2012, the Company filed suit against Dr. Hong-Jin Sui and Hoffen Global Ltd. (which assigned the agreements to Dalian Hoffen) in the Circuit Court in and for Hillsborough County, Florida. The Company alleged that Messrs. Sui and Hoffen breached certain contractual obligations relating to rights of first refusal and opportunities to match competing offers for the lease of sets of plastinated human anatomical specimens, leading to the opening of a series of exhibitions in Europe competitive with those of the Company.

The two modification agreements reduce the annual license cost to $580 thousand per set annually plus $1 per ticket sold for each ticket over 225,000 per year per contract. The previous agreements included an annual license fee of $1 million per set, with the exception of a one-time one-year reduced fee in 2012 for one set at $700 thousand. The modification agreements also provide for a one-year term with six one-year options thereafter. In addition the modification agreements provide that the Company shall have the exclusive rights to present the specimens in North America. The previous agreements provided the Company with worldwide exclusivity, with the exception of China and Korea.

This summary does not purport to be complete and is qualified by reference to the full text of the modification agreements copies of which all filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	First Modification Agreement of Exhibition Tour Agreement Ex 2006A between Premier Exhibitions, Inc. and Dalian Hoffen Biotechnique Co. Ltd., dated February 21, 2013

10.2	Second Modification Agreement of Exhibition Tour Agreement Ex 2006B between Premier Exhibitions, Inc. and Dalian Hoffen Biotechnique Co. Ltd., dated February 21, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.

By:	/s/ Michael Little
Michael Little
Chief Financial Officer

Date: February 27, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Modification Agreement of Exhibition Tour Agreement Ex 2006A between Premier Exhibitions, Inc. and Dalian Hoffen Biotechnique Co. Ltd., dated February 21, 2013

10.2	Second Modification Agreement of Exhibition Tour Agreement Ex 2006B between Premier Exhibitions, Inc. and Dalian Hoffen Biotechnique Co. Ltd., dated February 21, 2013